SCHEDULE A

Directors and Executive Officers of AMTD Group Inc.

The names of the directors and the names and titles of the executive officers of AMTD Group Inc. and their principal occupations are set forth below. Except as stated otherwise below, the business address of the directors and executive officers is c/o AMTD Group Inc., 66 rue Jean-Jacques Rousseau 75001 Paris, France.

Name	Position with AMTD Group Inc.	Present Principal Occupation	Citizenship	Shares Beneficially Owned
Directors:
Marcellus Wong	Director	*	British	-
Feridun Hamdullahpur(1)	Director	*	Canadian	-
Executive Officers:
Xavier Zee	Chief Financial Officer	*	Chinese	-

*	The principal occupation is the same as his/her position with AMTD Group Inc.
(1)	The address of Dr. Feridun Hamdullahpur is 66 rue Jean-Jacques Rousseau 75001 Paris, France.

Directors and Executive Officers of AMTD IDEA Group

The names of the directors and the names and titles of the executive officers of AMTD Group Inc. and their principal occupations are set forth below. Except for Dr. Feridun Hamdullahpur, the address of the directors and executive officers is c/o AMTD Group Inc., 66 rue Jean-Jacques Rousseau, 75001 Paris, France.

Name	Position with AMTD IDEA Group	Present Principal Occupation	Citizenship	Shares Beneficially Owned
Directors:
Dr. Feridun Hamdullahpur	Chairman of the Board of Directors and Independent Director	*	Canadian	-
Dr. Timothy Tong	Independent Director	*	American	-
Dr. Annie Koh	Independent Director	*	Singaporean	-
Jazz Li	Independent Director	*	Singaporean	-
Marcellus Wong	Independent Director	*	British	-
Raymond Yung	Independent Director	*	British	-
Executive Officers:
Giampietro Baudo	Chief Executive Officer	*	Italian	-
Xavier Zee	Chief Financial Officer	*	Chinese	-

*	The principal occupation is the same as his/her position with AMTD IDEA Group.

Directors and Executive Officers of The Generation Essentials Group.

The names of the directors and the names and titles of the executive officers of The Generation Essentials Group and their principal occupations are set forth below. The address of the directors and executive officers is c/o The Generation Essentials Group., 66 rue Jean-Jacques Rousseau 75001 Paris, France.

Name	Position with The Generation Essentials Group.	Present Principal Occupation	Citizenship	Shares Beneficially Owned
Directors:
Dr. Feridun Hamdullahpur	Co-Chairperson of the Board of Directors /Independent Director	*	Canadian	-
Joanne Shoveller	Co-Chairperson of the Board of Directors /Independent Director	*	Canadian	-
Raymond Yung	Independent Director	*	British	-
Executive Officers:
Giampietro Baudo	Chief Executive Officer	*	Italian	-
Samuel Chau	Chief Financial Officer	*	Chinese	-

*	The principal occupation is the same as his/her position with The Generation Essentials Group.

Directors and Executive Officers of Wonderful Time with Co. Ltd.

The names of the directors and the names and titles of the executive officers of Wonderful Time with Co. Ltd. and their principal occupations are set forth below. The address of the directors and executive officers is 66 rue Jean-Jacques Rousseau 75001 Paris, France.

Name	Position with World Media and Entertainment Group Inc.	Present Principal Occupation	Citizenship	Shares Beneficially Owned
Directors:
Dr. Feridun Hamdullahpur	Independent Director	*	Canadian	-
Executive Officers:
Giampietro Baudo	Chief Executive Officer	*	Italian	-
Samuel Chau	Chief Financial Officer	*	Chinese	-

*	The principal occupation is the same as his/her position with Wonderful Time with Co. Ltd.